C-Chip North America, a wholly-owned subsidiary of Manaris Corporation, to Introduce Next Generation of Credit Management Solutions

Providing a unique credit management solution for the auto finance industry

Montreal, Canada, August 15, 2005 - C-Chip North America, a subsidiary of Manaris Corporation (OTCBB: MANS) (Frankfurt WKN: 255471), responds to market demand with the introduction of an advanced credit management solution for the auto finance industry. First deliveries of units will begin in September 2005.

C-Chip introduced the first web-based solution in June 2003 enabling credit granters to wirelessly access and control the working functions of vehicles as a means to enforce lease payment. There are now about 4,000 units in the marketplace of this simple, cost-effective first-generation product. The new C-Chip device provides: two-way communications; embedded locate and disable functions; increased wireless coverage; and improved reliability.

"In keeping with our plans to remain a leading player in telematics solutions for the automobile credit management industry, our team has worked very diligently in order to meet our aggressive plans for a Fall 2005 launch of this next generation device. We are pleased with our progress and expect to deliver our first 2,000 units within the next month," said Claude Arbour, the Company's President.

Current estimates suggest that 20 to 30 percent of North America's consumers do not meet conventional bank credit requirement. Based on about 20 million new vehicles sales and approximately 30 million used vehicle sales annually in North America, this means over 9 million units are purchased by non-bank or sub-prime customers. Consumer bankruptcies, mobility in the workforce as well as divorce and layoffs are all contributing factors to tightening credit criteria amongst prime lenders. The resulting effect: an expansion in the sub-prime market.

With the availability of the second generation C-Chip device, credit granters now have access to a suite of web-based solutions that can disable vehicles, locate vehicles or combine the two functions in case of non-payment.

"Our sales objective of 4,000 units per month is very conservative. According to the NABD, approximately 6,000 car dealers in the United States sell about 3 million used cars per year to sub-prime consumers. With a calculated pay-back to our clients of less than five months, we are confident that we will meet our anticipated monthly sales with little difficulty," concluded Mr. Arbour.

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About Manaris Corporation
Through its wholly-owned subsidiaries, Manaris Corporation offers a comprehensive suite of enterprise risk management services and solutions. C-Chip North America (www.c-chip.com) specializes in the high-tech sector of the security industry, with technology that allows business users to efficiently access, control, manage and monitor remote assets at low costs. Avensys (www.avensys.ca) enables businesses and corporations to monitor different types of environments, including Air, Soil, Water as well as buildings and infrastructures. Canadian Security Agency (2004) Inc. (www.cdnsecurity.com) and Chartrand Laframboise Investigation (www.chartrand-laframboise.com) provide corporations and institutions with security services including corporate investigation, surveillance, electronic monitoring and protection of personnel and premises.

By combining both traditional security services and advanced monitoring technology, Manaris sets the industry standard for integrated, end-to-end risk management solutions.

For more information on Manaris Corporation, please visit www.manariscorp.com.

Contacts:

Mr. Claude Arbour
President and CEO
C-Chip North America
(514) 448-6425, ext. 100
carbour@c-chip.com

Mr. Stephane Solis
President and CEO
Manaris Corporation
514 337 2447
ssolis@manariscorp.com

Linda Farha
Zenergy Communications
514 273 4034
linda@zenergycom.com

FORWARD-LOOKING-STATEMENT: Except for factual statements made herein, the information contained in this press release consists of forward-looking statements that involve risks and uncertainties, including the effect of changing economic conditions, competition within the credit and security industry, customer acceptance of products and other risks and uncertainties. Such forward looking statements are not guarantees of performance, and Manaris Corporation results could differ materially from those contained in such statements. These forward-looking statements speak only as of the date of this release and Manaris Corporation undertakes no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this release.